Exhibit 99.1
The Home Depot Announces Record Fourth Quarter And Fiscal 2015 Results; Increases Quarterly Dividend By 17 Percent And Provides Fiscal 2016 Guidance

ATLANTA, February 23, 2016 -- The Home Depot®, the world's largest home improvement retailer, today reported sales of $21.0 billion for the fourth quarter of fiscal 2015, a 9.5 percent increase from the fourth quarter of fiscal 2014. Comparable store sales for the fourth quarter of fiscal 2015 were positive 7.1 percent, and comp sales for U.S. stores were positive 8.9 percent.

Net earnings for the fourth quarter of fiscal 2015 were $1.5 billion, or $1.17 per diluted share, compared with net earnings of $1.4 billion, or $1.05 per diluted share, in the same period of fiscal 2014. For the fourth quarter of fiscal 2015, diluted earnings per share increased 11.4 percent from the same period in the prior year.

Fiscal 2015

Sales for fiscal 2015 were $88.5 billion, an increase of 6.4 percent from fiscal 2014. Total company comparable store sales for fiscal 2015 increased 5.6 percent, and comp sales for U.S. stores were positive 7.1 percent for the year.

Earnings per diluted share in fiscal 2015 were $5.46, compared to $4.71 per diluted share in fiscal 2014, an increase of 15.9 percent.

Fiscal 2015 results include a pretax net expense of $128 million, or $0.06 per diluted share, related to the Company’s 2014 data breach, of which $9 million, or $0.00 per diluted share, was recognized in the fourth quarter.

“Our focus on improving the interconnected customer experience, along with solid execution and continued recovery in the U.S. housing market, resulted in record sales and net earnings for 2015,” said Craig Menear, chairman, CEO and president. “I’d like to thank our associates for their hard work and dedication to our customers.”

Capital Allocation Strategy

The Company today announced that its board of directors declared a 17 percent increase in its quarterly dividend to $0.69 per share. “As a testament to our commitment to create value for our shareholders, the board has increased the dividend for the seventh consecutive year,” said Menear. The dividend is payable on March 24, 2016, to shareholders of record on the close of business on March 10, 2016. This is the 116th consecutive quarter the Company has paid a cash dividend.

Combined with today’s announcements, the Company reiterated its capital allocation principles:

•	Dividend Principle: Targeting a dividend payout ratio of approximately 50 percent of net earnings.

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Share Repurchase Principle: After meeting the needs of the business, use excess cash to repurchase shares, with the intent of completing its remaining $11.0 billion share repurchase authorization by the end of fiscal 2017.

•	Return on Invested Capital Principle: Maintain a high return on invested capital, with a goal of reaching 35 percent by the end of fiscal 2018.

Fiscal 2016 Guidance

Given the strength of the U.S. dollar, the Company provided a range of sales, comp sales and diluted earnings-per-share growth to reflect the difference between 2015 average exchange rates and current exchange rates. If currency exchange rates remain where they are today, this would cause a negative impact to fiscal 2016 net sales growth of approximately $800 million, as well as a negative impact on diluted earnings-per-share growth of approximately $0.06 per share. The low-end of the Company’s sales and diluted earnings-per-share growth guidance reflects this currency impact.

•	Sales growth of approximately 5.1 to 6.0 percent

•	Comparable store sales growth of approximately 3.7 to 4.5 percent

•	Five new stores in Mexico

•	Flat gross margin rate

•	Operating margin rate expansion of approximately 70 basis points

•	Tax rate of approximately 37 percent

•	Share repurchases of approximately $5.0 billion

•	Diluted earnings-per-share growth after anticipated share repurchases of approximately 12 percent to 13 percent, or $6.12 to $6.18

•	Capital spending of approximately $1.64 billion

•	Depreciation and amortization expense of approximately $1.9 billion

•	Cash flow from the business of approximately $10.0 billion

The Home Depot will conduct a conference call today at 9 a.m. ET to discuss information included in this news release and related matters. The conference call will be available in its entirety through a webcast and replay at earnings.homedepot.com.

At the end of the fourth quarter, the Company operated a total of 2,274 retail stores in all 50 states, the District of Columbia, Puerto Rico, U.S. Virgin Islands, Guam, 10 Canadian provinces and Mexico. The Company employs more than 385,000 associates. The Home Depot's stock is traded on the New York Stock Exchange (NYSE: HD) and is included in the Dow Jones industrial average and Standard & Poor's 500 index.

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Certain statements contained herein constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to, among other things, the demand for our products and services; net sales growth; comparable store sales; effects of competition; state of the economy; state of the residential construction, housing and home improvement markets; state of the credit markets, including mortgages, home equity loans and consumer credit; demand for credit offerings; inventory and in-stock positions; implementation of

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store, interconnected retail and supply chain initiatives; management of relationships with our suppliers and vendors; the impact and expected outcome of investigations, inquiries, claims and litigation, including those related to the 2014 data breach; issues related to the payment methods we accept; continuation of share repurchase programs; net earnings performance; earnings per share; dividend targets; capital allocation and expenditures; liquidity; return on invested capital; expense leverage; stock-based compensation expense; commodity price inflation and deflation; the ability to issue debt on terms and at rates acceptable to us; the effect of accounting charges; the effect of adopting certain accounting standards; store openings and closures; guidance for fiscal 2016 and beyond; financial outlook; and the integration of Interline Brands, Inc. into our organization and the ability to recognize the anticipated synergies and benefits of the acquisition. Forward-looking statements are based on currently available information and our current assumptions, expectations and projections about future events. You should not rely on our forward-looking statements. These statements are not guarantees of future performance and are subject to future events, risks and uncertainties – many of which are beyond our control or are currently unknown to us – as well as potentially inaccurate assumptions that could cause actual results to differ materially from our expectations and projections. These risks and uncertainties include but are not limited to those described in Item 1A, “Risk Factors,” and elsewhere in our Annual Report on Form 10-K for our fiscal year ended February 1, 2015 and in our subsequent Quarterly Reports on Form 10-Q.

Forward-looking statements speak only as of the date they are made, and we do not undertake to update these statements other than as required by law. You are advised, however, to review any further disclosures we make on related subjects in our periodic filings with the Securities and Exchange Commission.

For more information, contact:
Financial Community	News Media
Diane Dayhoff	Stephen Holmes
Vice President of Investor Relations	Director of Corporate Communications
770-384-2666	770-384-5075
diane_dayhoff@homedepot.com	stephen_holmes@homedepot.com

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
FOR THE THREE MONTHS AND FISCAL YEARS ENDED JANUARY 31, 2016 AND FEBRUARY 1, 2015
(Unaudited)
(Amounts in Millions Except Per Share Data and as Otherwise Noted)

	Three Months Ended			Fiscal Year Ended
	January 31, 2016	February 1, 2015	% Increase (Decrease)	January 31, 2016	February 1, 2015	% Increase (Decrease)
NET SALES	$20,980	$19,162	9.5%	$88,519	$83,176	6.4%
Cost of Sales	13,824	12,580	9.9	58,254	54,787	6.3
GROSS PROFIT	7,156	6,582	8.7	30,265	28,389	6.6
Operating Expenses:
Selling, General and Administrative	4,178	3,987	4.8	16,801	16,280	3.2
Depreciation and Amortization	429	404	6.2	1,690	1,640	3.0
Total Operating Expenses	4,607	4,391	4.9	18,491	17,920	3.2
OPERATING INCOME	2,549	2,191	16.3	11,774	10,469	12.5
Interest and Other (Income) Expense:
Interest and Investment Income	(6)	(115)	(94.8)	(166)	(337)	(50.7)
Interest Expense	242	213	13.6	919	830	10.7
Interest and Other, net	236	98	N/M	753	493	52.7
EARNINGS BEFORE PROVISION FOR INCOME TAXES	2,313	2,093	10.5	11,021	9,976	10.5
Provision for Income Taxes	842	714	17.9	4,012	3,631	10.5

NET EARNINGS	$1,471	$1,379	6.7%	$7,009	$6,345	10.5%

Weighted Average Common Shares	1,252	1,306	(4.1)%	1,277	1,338	(4.6)%
BASIC EARNINGS PER SHARE	$1.17	$1.06	10.4	$5.49	$4.74	15.8

Diluted Weighted Average Common Shares	1,259	1,314	(4.2)%	1,283	1,346	(4.7)%
DILUTED EARNINGS PER SHARE	$1.17	$1.05	11.4	$5.46	$4.71	15.9

	Three Months Ended			Fiscal Year Ended
SELECTED SALES DATA(1)	January 31, 2016	February 1, 2015	% Increase (Decrease)	January 31, 2016	February 1, 2015	% Increase (Decrease)
Number of Customer Transactions	349.1	332.1	5.1%	1,500.8	1,441.6	4.1%
Average Ticket (actual)	$58.96	$57.79	2.0	$58.77	$57.87	1.6
Sales per Square Foot (actual)	$346.55	$324.58	6.8	$370.55	$352.22	5.2

(1)	Selected Sales Data does not include results for the Interline acquisition that was completed in the third quarter of fiscal 2015.
N/M – Not Meaningful

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF JANUARY 31, 2016 AND FEBRUARY 1, 2015
(Unaudited)
(Amounts in Millions)

	January 31, 2016	February 1, 2015
ASSETS
Cash and Cash Equivalents	$2,216	$1,723
Receivables, net	1,890	1,484
Merchandise Inventories	11,809	11,079
Other Current Assets	1,078	1,016
Total Current Assets	16,993	15,302
Property and Equipment, net	22,191	22,720
Goodwill	2,102	1,353
Other Assets	1,263	571
TOTAL ASSETS	$42,549	$39,946

LIABILITIES AND STOCKHOLDERS' EQUITY
Short-Term Debt	$350	$290
Accounts Payable	6,565	5,807
Accrued Salaries and Related Expenses	1,515	1,391
Current Installments of Long-Term Debt	3,052	38
Other Current Liabilities	4,019	3,743
Total Current Liabilities	15,501	11,269
Long-Term Debt, excluding current installments	17,913	16,869
Other Long-Term Liabilities	2,819	2,486
Total Liabilities	36,233	30,624
Total Stockholders' Equity	6,316	9,322
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$42,549	$39,946

THE HOME DEPOT, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FISCAL YEARS ENDED JANUARY 31, 2016 AND FEBRUARY 1, 2015
(Unaudited)
(Amounts in Millions)

	Fiscal Year Ended
	January 31, 2016	February 1, 2015
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Earnings	$7,009	$6,345
Reconciliation of Net Earnings to Net Cash Provided by Operating Activities:
Depreciation and Amortization	1,863	1,786
Stock-Based Compensation Expense	244	225
Gain on Sales of Investments	(144)	(323)
Changes in Working Capital and Other	401	209
Net Cash Provided by Operating Activities	9,373	8,242
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Expenditures	(1,503)	(1,442)
Proceeds from Sales of Investments	144	323
Payments for Businesses Acquired, net	(1,666)	(200)
Proceeds from Sales of Property and Equipment	43	48
Net Cash Used in Investing Activities	(2,982)	(1,271)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Short-Term Borrowings, net	60	290
Proceeds from Long-Term Borrowings, net of discount	3,991	1,981
Repayments of Long-Term Debt	(39)	(39)
Repurchases of Common Stock	(7,000)	(7,000)
Proceeds from Sales of Common Stock	228	252
Cash Dividends Paid to Stockholders	(3,031)	(2,530)
Other Financing Activities	4	(25)
Net Cash Used in Financing Activities	(5,787)	(7,071)
Change in Cash and Cash Equivalents	604	(100)
Effect of Exchange Rate Changes on Cash and Cash Equivalents	(111)	(106)
Cash and Cash Equivalents at Beginning of Period	1,723	1,929
Cash and Cash Equivalents at End of Period	$2,216	$1,723